Exhibit 1K-2B

BY-LAWS OF Allis Motor Vehicles Inc. A DELAWARE CORPORATION ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE Section 1. The registered office of the corporation in the State of Delaware shall be 16192 Coastal Highway, in the city of Lewes, County of Sussex. The registered agent in charge thereof shall be Harvard Business Services, Inc. Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, in any State or Country around the world. ARTICLE II - SEAL Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware" or "Seal Delaware". ARTICLE III - STOCKHOLDERS MEETINGS Section 1. Meetings of stockholders may be held at any place, either within or without the State of Delaware and the USA, as may be selected from time to time by the Board of Directors. Section 2. Regular Meetings: Regular meetings of the stockholders shall be held without notice according to the schedule of the regular meetings of the stockholders which shall be distributed to each stockholder at the first meeting each year. The regular meetings shall be held at such place as shall be determined by the Board. Regular meetings shall not be required if deemed unnecessary by the Board. Section 3. Election of Directors: Elections of the Directors of the corporation need not be by written ballot, in accordance with the Delaware General Corporation Law (DGCL). Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the president, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date, place and time of the meeting, to be held not more than thirty days after the receipt of the request, and to give due notice thereof to all the persons entitled to vote at the meeting. Business at all special meetings shall be confined to the objects stated in the call and the matters germane thereto, unless all stockholders entitled to vote are present and consent. Written notice of a special meeting of stockholders stating the time and place of the meeting, and the object thereof, shall be given to each stockholder entitled to vote at least 15 days prior, unless a greater period of notice is required by statute in a particular case. Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in a person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented, may adjourn the meeting at anytime without further notice. The stockholders present at a duly organized meeting may continue to transact business until adj ourrunent, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period, as allowable by law. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon. Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and 15 hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Section 8. Consent In Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock of which any installment is due and unpaid shall be voted at any meeting. The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delaware law. The list shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. ARTICLE IV - DIRECTORS Section 1. The business and affairs of this corporation shall be managed by its Board of Directors. Each director shall be elected for a term of one year, and until his successor shall qualify or until his earlier resignation or removal. Section 2. Regular Meetings: Regular meetings of the Board of Directors shall be held without notice according to the schedule of the regular meetings of the Board of Directors which shall be distributed to each Board member at the first meeting each year. The regular meetings shall be held at such place as shall be determined by the Board. Regular meetings, in excess of the one Annual meeting (Art. III Sec. 2) shall not be required if deemed unnecessary by the Board. Section 3. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 5 days notice to all directors, either personally or by mail, courier service, E-Mail or telecopy; special meetings may be called by the President or Secretary in like manner and on like notice by written request to the Chairman of the Board of Directors. Section 4. Quorum: A majority of the total number of directors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business. Section 5. Consent In Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices anywhere in the world, within or outside of the state of Delaware. Section 6. Conference Telephone: Directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of voice conference telephone or video conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting. Section 7. Compensation: Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum per meeting and any expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore. 16 stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business. ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC. Section 1. The stock certificates of the corporation shall be numbered and registered in the Stock Transfer Ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary. Section 2. Transfers: Transfers of the shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with applicable law. Section 3. Lost Certificate: The corporation may issue a new stock certificate in place of any certificate theretofore signed by it, alleged to have been lost, stolen, or destroyed. Section 4. Record Date: In order that the corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders on any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. If no record date is fixed: (a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of the business on the day next preceding the day on which the meeting is held. (b)The record date for which determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. (c)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (d)A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation. Section 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created. ARTICLE IX - MISCELLANEOUS PROVISIONS Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate. Section 2. Fiscal Year: The fiscal year shall begin on the first day of January of every year, unless this section is amended according to Delaware Law. Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such a person, either personally or by sending a copy thereof through the mail, or by telecopy (FAX), or by telegram, charges prepaid, to his address appearing on the books of the corporation of the corporation, or supplied by him to the corporation to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of meeting and, in the case of a special meeting of stockholders, the general nature of business to be transacted. 17 Section 4. Waiver of Notice: Whenever any written notice is required by statue, or by Certificate or the by-laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened. Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed in lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered. Section 6. Resignations: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time to be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective. ARTICLE X - LIABILITY Section 1. Stockholder liability is limited to the stock held in the corporation. Section 2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. ARTICLE XI - AMENDMENTS Section 1. These bylaws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose. A* WR ikiklkiF*1% WWR 18 Ry LAWS Atha Motor Vehicles Inc,. i Delaware Corporation ARTICLE SiCiCkholciers Section 1,1. Annual itleritnis. An uinual meeting of stockholders of Adis Meter 'Vehicles lit; (the 'Corporation" M shall be held kilt the dee:1Onofdcructors ori Lidite arid at a Line &i pi. eithor within or without the ik.abr Olr Ni.iw4ire fixed b% resolution a the. hoard of Virrotr-Yrh. Arm otivve pilrer Kismet& may be transacted at the annual Ong Section 1.2 Special. Meeting' cpe...Lil meetilkg. or the .rtorkholder.A may be called at any time by the Board of Chm tom the Chairman of the Board of Pim:tors or 1.11Q holders of shares entitled to cast not less than sEn percent 01 the voses at the 111.Qpiing. esch to b held MI a date and at a time arid rlaor either within iw without rl-be cute of Delaware 25 may be stated m the notice a the meeting. Durant-5u transacted at any special riterting of the Mk 1114111detil 211411 be limited to the rtirroft, iiAtni in the =we, Scab= 13. Notice of Meetings. Whenever vhx.kholdrei arr Intuited {Tr permitted to take any action at a meeting, a written notice of the meeting shall be given not than ten nor mime than sixty days More the date of the &Timing to each nxickholdk-r entitled to vote thereat [f mailed, FLO" nonce shall he cleerne4.1 to be given when deposited in the United States mad, postage prepaid, duected to the stockholder at such eirxhholder's address is it appears on the retords of the Corporaticm. n,rh notice shall ,aate the place, date and hour of tiro Inoeting, and in the a spot $al ineenrig. the general purpose fur which the inretizry is caiLleil Sec faun 1.4 Adlournoterolls Any meeting of silockhniders may he odriurned frurm time to Lime% to ievonveite at the sarne or some other phi'. Notice need not be given of any 911.3 h adjOurried Tri4eting if the Lime. tone and pdii a therea art Allar-UriCelpi at the worth" .it which the .adpecurnrnent LS taken_ At thy adwurnied EnertuiR tht Curpurafon teary trearaaa Any hill-ht.-du h might have Kerr thrnwit fed di the 4.3.-iginiA meeting lt the adjrouteunent iti CIA rikk,ir than .N3 days OF d Lae/ the adr_turnment a new P Old ant' is fixed for tINw adjil urns0 meeting. a nntice the oirliiisanted meeting, shall he glilerri 1E1 each slockholdier recnni entitled In vate aR the sleeting 19 Section I Quarts rei At fall meeting oil stockhoiders, except where otherwise provided by Lk4.1 LIT the certificate al incorporation or these bylaws, the holden oi majority of the outstantimg shares of stock entided vote,. represented in person or by proxy, shall consume a quorum at a meeting of the Acckholders. lo the abtivritur quorum.. any meehng tail etorkholders may be adiourried from time in time thy the vote of d majority of the shares represented either tri pen= or by prom- until a quorum is present or represented. Shares of its own capital gawk belonging to the Cc pnfdbon or to anothar Corporsiticci where the majority of the voting power is held try the Corporation dual nodssr be entitled to vote nor counted for quorum purposes; provided, however, that theft:mewing shall not limit the right of the to vote stock. irk hiding b riot limited to its own stack, held by tt i a Fiduciary rapauty Fristion 1.b Organizotion. Meeting; of stek kholders than be presided inner try the Chairman of the Board of Directors. if may, or m the absence of the alai rman 04 the Board of Directors try the acre Chairman of the Board of Directisni, if any. or in the absence of the Vice Chlifnlin of the Board of Directors by the President, or in the abseni.v of the karegoing persons by a chairman designated by the board of Director% or in the absence of such d&signaimon by a chairman Lhosen at the meeting The 504retairy, or in the absence of the Seeman-, an Am1[61;snt SINLTeltary. shall act as secretary of the meeting, or in their al-fence the t hairman pi the meeting may appoint any person to act a secretary of the rowtirig,. Section t Votbsg. Unless otherWrie provided in the certificate of libz ir rung bon, ea,.-h stix kholder entitled to vote at any meeting ol stockholders shall be entitled to one loite ft» eat h lharr held by such stockholder which has voting power upon the matter in titii.baillm Dire COIrw shall be elected by a plurality of the votes of the %harm present in person or represented by proxy at the meeting and entitled. to vote on the elect-iimi art dire in all other matters, unless otherwise provided by law or the certificate of incorporation or these byLaws. the affirmative vote of titer holden ell a marrity of the shares present in peraCei (Jr resirtnented by mind( and entitled to vote on the collect matter at a meeting in which a quorum is present shall be the act of the stoakir,i1Jers, When. # separate VOW by class or dasomis tdraltured_ the Affirmative vtwie of the holders 01 a maionty of the itiffilla of such class or classes present tin per on or represented by proxy shall be the act of such class or dairies except as tithe wise provided try law or by the terrific...tie of incorporation L'Ir these bylal.14 See bon 1.8. Stockholder's Proxies Every person entitled to vote or to express t Treirrit Of dissent to corporate Action in writing without a meeting may atidionar another person or persons to act by prOrf with respect to such shares No prosy shall he voted or facird on after three years hmire it% date. unless the proxy provides for a longer reflOd.. EVrry proxy continues in full force and effect until revoked b% the person esec-untig it 54ach revocation may be ettel-ted by a vinttng delivered to the Corpotation fitaring` that the prosy is revoked or by a gobsequent proxy executed 1's the person executing the prior proxy and presented to the meeting. or as to any meeting by attendance at IRK+ meeting and voting m person by the person executing the rimy 20 Section 1-14. Fixing Date for fileteerni nation of Stockholders of Record in orde7 that the Corporation may determine the stockholder& entails kJ, nonce of any meeting. the Board of Ditretnr% MaY PI% a record date_ which shall nut be more than sixty nor 6ass than ten days prior to the date of such meeting. nor shall the record date precede the date upon whk'h the reallution fixing the record date is adopted by the Board if DultxtEirs. hn order that the Corpccabon may 'determine the stockholders entitled to consent to corporate action without a rricvting, the Board of Direr may fix a record date, which shall not precede, or be more than 10 days after, the date upon which the peteihiliOn fixing the record date is adopted by the Board of Directors_ In order that the Corporation rnay determine the Sto:kholders entitled to eve payment of any dividend err other distribution or allotment ;it any rights or of any other lawful action, the Board oil Dirrctors may fix a record date, which shall not he more than sixty days prior to such action_ If no rex'ord datr fiord I I .1 the rword date fair 4Jete.nnining lanckholders mulled to notice a a tip VOte at a rileettrig shall be at the dope of boaareggi on the Waimea day next precedtrig the clay on which notice is gilder,. Or, it notice ie waived, at ilia doer of business on the business day next preceding the day on which the meeting is hiekl,12) the record date for detennuung sto..kholdrri entitled to give consent b.) corporate action in writing without a meting, whim ri poor action by the Board d Drrectors h been taken, than be the day on which the first written consent is givrn, if prior action by the Board at Directors is required_ then the record date shall be the donse c business on the titer the Board of Directors adopts the resolution taking such prior actiust,, and (3) the reword date 101 determining stoahoidt-rs for any other purpose shall be at the dine of twasi' nass on the day on which the 131.xard cif Directiws adopts the nraolution relating thereto, unless the Board of Dinvti.IN sets a new record dare Schott 1.10. Consent of Stockholdirro in Lieu of Meeting. Except as otherwise provided in the fer tifIA. ate of incorporation. any action' which may be taken at any annual or special meeting of the SiliCkhtlijell M ay be taken without u ineetrIN and without prior notize, If a consent is venting, _setting forth the action so taktn_i, shall be signed by the holders of on Minding shares having not less than the minimum number of votes that ovoid Le net ~icily to asithutire or take such action at a meeting at which all shares entitled to VOW thereCrI were }w ent aryl j shall 1 delivered trf the Corporation. Every %written consent shall bear the date of signature of each eatockholder who *igrr thr 011111/Clit, and no written consent shall be effective urdiras. within 120 days of the earliest consent. written consents sighed by a sufficient number of holders have hewn delivered to the Corporation. Unless all irtockhoidersimaidasi to vote cortisone in wnting„ prompt notice of any stockholder approval without a meeting shall be given to those stockholders who have rot cultlentoki kri writing and who. if the action had been taken de 6 meeting, w!..puld have 'seen entitled to notice of the meeting if the record date for such nivel:in had been the date that sufficient consents were delivered In the Carpriratwin 21 Board irf Directors Section 2i. Powers; Number; QuablikatIons. The buss to and affairs c0 the Corporation shall he managed Irv, and all corporate polvers shall be exercised lyv. ar under. tlie direct-U.3nd the &lard ii Direct/ arm evert afi othienieiv rim:idea by laws or an the cirrtilkatir incorpc.iration- The Biliird it Mei, too IOLA corwiFt Pi cmr rar riricrrr meritber% the nurnhet the'reolf la% tit determined from time to Hilly 17; thy floatd 4•f Directors Section 11 Election: ern of Office; it esignatkin; Renwrak Vacancies Each hold office until a vui-rimmor FLAN lrr electvd and coss.1iFie4 or until hie ix ter earlier resignation c'c mi nil-ova] Any director may resign effective uprin giving written notice to the Chairman of the Board of Directors.. the President or the _= the Corporal:Ion_ 'Such rt-dignaliori shall take effect at Oe hoe spedfied therein_ and unkesis oilietwige vpmfied therrin ii ieptrince uf such relgnath shall be In make it effectivv Anti-4.4 I ctif th r directors may by removed. with .c7r without cause lf such removal is approved hy rn4ority c31 tho outinanding voting 4.11,33'w , then erintlakl in vote on the election of directors. UnIe Pithemtic rnyvided in the oi..7tificille ii f inforpyration or In these bylaws. vacancies and newly-created directorships resulting frnrn any increase cui the authorized number i. 613 troorn may be NW by a rriArnty Lori then In ark*, although lgIAS than a iutbruM, or bV the sole remaining director. Section 2.) Regular Meetings Regular ineetrigi. of the Bc.iard of Oirx t4.r5 trhay held with; t notice at rock 0.14.4.4 wit in w Wilma the slate of Deism-art, and sUIL h tunes as the Pk mid of Directive may trims I1 to time delirrinine, and if so determined notice thereof need ittrl be given- Section Z.4 Srieciat Meetings; Notice of Meetings,: Wahl': of Notice. Special meeting' Of the Biwa of Directors may tie held at an!, Wile Or place within or without the state of Delaware whenever called by the chattman of the Illoard cxt Drirectort.. the Vice Chairman oi the Board of Directors, if any. or by any tircl directors. Ream:unable notice Nita he given by the person or perms calling the meeting.unL director 'iigriu a waiver of notice at a consent to holding the meeting CC an approval 01 the minutes thereof. whether before or after the 'pectin& or why attends the meeting without protesting the lack or notice prior to the meeting or at Its cutraricncement. Sertii in 2.5. Participation in NiCeinS il by Conference Telephone Permitted !Itteinben 1.4 the &wiry-1E4 Ding:tots, or any committee designabzd h.]. the Iliciarki. of Directors, enay participate in a meeting of the Board of Ditecturs or of KO cornrnittre. as the CZINr may be.. through the lane of conference telephone or similar cotritnunicatiorr, egturenerit b.!? mean.% 011 ivhi.h l! Ell ernben pAIL61: I pa UN 11% %Pell Cleletlfig can hear %low another. and participation in a meeting pursuant to this Section shell curet WO yrn-hhem. +- rn at .Euch rneetine 22 Sechar. 16. Quuruiti; Artimsrrurtuertt; Voile Required for Actium At All nudity ref this 1343.01,1 of Dirmiiirs i ilkAitleitl Of the au L t rd number of directors shall coilstitute a querurn for the trams aims of business. The vote of a inaplii:v Lii Lbw director% Firnent at a meeting at which a quorum. Is prelim' shall be 9.11.3.11 hi' the Al or air Board of Directors unless the certihi...dtio L,f irxurporstion or these bylaws shall regaire a vote of a greater nurnb Section 7.7 Organi 2A1 Nkomo a the. Board of Dim ivrs *hail be pri-Xidiod IT the Chairman of the fwd of Directors. or in the iihso_rce ul thr Chairman of the &lard of Direction h% the Vur C.hairman of the !load DiJecturs., if any. or in Elia ah-,ence by 4 ektinhan down at the meeting. The Secretary... or in the absence 3.i the Sec- it an Altitstant Sectetaryr shall ad AS secretary of the meeting, but in the abscrwe of the Secretary and any Assistant Secretary the chairretan 4.14 the .likeetring :nay arpiint any person to act as UCH of the ineetiN. 5ertitin 2.8 Action kr Directors Without a Meeting. Any action requirrd or pormitieJ to t Laken b"i the Board of Direr tom. or any cornanitwe therros, may be Lawn without rnetteng ii All aim:Ethers of the Board oil Di:recamrs re of such committee, as the case may torment in writing tu. such .aution arid nick ant is filed with the minutes of the crruccedulgs E.if the Board of Direarrr5. Sffrion 19. Compensation DirtC10111, The aoani of Dieecton. &ha have th authorily to fix the compensation of .chrectors for services in .any capacity ARTICLE Hi Cortantitteas Si,rtie t 1 Cornrrillier6 a Director' The Bpard cid Chreciori may dt-r.ignaie 'rile it Mire COMMON% e, ch 4..ensiming, of one or molt directors. Any committee,. to the trx ivy I provided irk the resolution at ale Board at Directors, &hall have and eta' emercise Lt-hr rower; And authority lit the Itriard nF f )hrectne5r (mar INV no such committee shall have power or iittheirthe with Paved to the illEdrobring mailers. a 3 Approving or adopting. or recommending to the stoic Iiiholders. larly action or rter erpregsly required try Driatatioe Commotion Ltw to be submitted to the ctockholders. for Arprindi„ or b) The airmerkirriknt 01 repeal 04 the. b4 LbWi, advtion of nevi. ir.yLins. 23 Section 2- Committee Rules. 'Unless the Board of Directurs otherwim provides. mach committee designated hi- the Board of DLM.ILIJIM Maly diTrir amend and repea] rtilex tot the conduct of its bustnesic En the absence cod a provision by the Board 01 Diret-tor% OF a provision in the miles of such (ornoutsse to the contrary, each Quetatitteie shall conduct its business m the Sante Manner as the Board cif Directors oonducts its husinrss pursuant to Article U of them bylaws. AKTICLE Citficers Section 4.1. Officers; Election. Ai fawn as prachcable after the annual meeting of stuviLholders in each year, the Board of Dirirctom shall elett a Prebbdrrit and a Sarretary.. and it it SD determines. eleCt ITERTI among its members a Chartrian tit the Dowd ad Directors and a V iLr Chaimran of the Board of Directors, The Board of Diratorn may also elect one or akorr Vice Pretricknis, one Of more A_sepascant SeLretarira, and such other off-kers as the Board of Directors may deem deekrable u1 arprornalr and May gave arty of them mug. h further designations or alternate title% c It Lonsktera desirable. Section 4 Z Term of Office; Resignation; Removal; Vic/wider Except as °Ibex% i provided in the resolution of the Board of Director" electing any officer, each officer shall hold office until hi~ or her xvircenadir ads:OW and qualified or until his or her earlier resignation or removal. Any officer may re!lagn at any time upon written notice In the Ottani of !Arm-tors or to the Chairman of the Board of Dieectoen or the Secretary of thr Ciirpkyrarion, Such resignation shall take effect at the time s-pecified therein, and unlec otherwise specified therein nel acceptance of such resignation %hall he none cry in snake it effective. The Board of Directors may nerniurve any offik•er with or without range at any time. Any such removal shall be without proludive to the (..(intractual rights or !Filch officirr, if on v, with the Corporation. but the election of an ofticer chill rant of iLiwif Create contractual nights Any rocark-y occurring in any office of the Corporation by death. rvsignatiLat removal {1r otherwise may he Filled by the Board of Directors at any regular or special meeting. cection 4,A 12oweng and Duties The ',liken. u# thr Corpora ticiri shall have such revivers and duties in the management of the Corivraticeias shall be staled in thew bit Laws or m a resolution of the Board 01 Directors which is not inconsistent with these bylaws and, to the extent net 20 stated,. ail generally pertain to their respective offices. subiect to the ozintnni of the Ward of Directors. The Secretary shall have the duty to recrxvl the proceedings Of the meeting& of the stocikholders. the Board of [)erecter` and any committee§ in a hook n2i he kept for that purpose. The Board or Directors may require any officer.. agent cc employee to give security for the faithful perfg.,rrnance of his or her duties 24 ARTICLE Forma of certificates: mare and Transfer of Shares moti on 5.1. Farms of Certificates. A hokler cif share' in the Corporabon may receive a certificate signed in the name of the Corpmatiort by its the President, arty Vice President. Chairman cif the Bi-vsivi of Diseciori Of Vice Chairman. and (2) 1'1.. the Chief Financial Officer, Treinu err, Assistant Treasurer. SecreLary or AssistantSettetary Farb L'ertificabe shall *fate thy- number of shares and the class or series of shaft-% owned by such stc-ckholder. If such certificate la manually signed by one officer cw manual!? ccluntersigned by a transfer agent Of by a tegimt1 , any other signature on the k ertifirate may be i facsinuk. In case any officer, transfer agent or registref who has signed or wholie facsimile signature has been placed Upon a crrLificatr shall have ceased to be sruch Officer, Minitel agent or negistiar before srulth certificate is untied. it may to issued by the Corporation with the san effect as if midi person were %Kt% Officer. transfer agent or registrar at the date of roue. if the Corporal-poi is authorized to issue more than one data detect or Imre than ono times of any CUSS, the poWerk designations. Inv:4mm" relative lir other spacial rights„ qualifications. mitrictioni and limit...Jibs iris of esch elms or 'cries shall be wit forth in kill Or surnmanved on the face or back of the certificate 1w -resenting such dem or series of Mock prvivided that in lieu of the foregoing, there may beast forth on the boa or face of the certificate a statement that the Corporation will furnish witivut charge to arch batiOL oeirest‘ the pow . deeisnetiorm preference . relative or other special righbi, irr‘trictiorei and lialitationa ofnich dam or des_ Faction 5.2. 11.ost, Stolen or Dirstroyed Rock Certificates: issuance of New Certificates, The Corporation may issue a new share certificate or a new 4 alitit.atr for any other security in the place of any certificate theretofore issued by it. alleged to have 1-41.1 n lost Orden or destroyed, and the Corporation. m.av require the Oiwrier the kat .0..'14.n ter kiestrolit4 kvrtificau., or such osi-ner's legal Tenn-irritative. to give the Ci r rporathain a tend sufficient to indemnify it against any that May be made against it (iv/Eluding any expense or liability) on account ut the alleged theft or destruction of any such certificate or the issuance ot tiu.l h new Certificalr 5wctiLiql 5.3. bouanirg Di Ai-ceti if book-ontry shares- The Corporation ma y by resoaution provide far the is&uancp of sham LA its capital stock book-erniry I ticurrlificilited f tr nrrn n 'JUL FL event. all references in these Bylaws to the delivery of stork certificates shall be inapplicable The Corporations Transfer Agent shall keep appropriaW 'word* indicating the nu 'Ober of sham l capital stock owned by tech perbun to whom %hare% are mimed, any regtriutiorew arrhicable to such %harm of Capital stock and the duration thereof. and other reitsrart information_ Upon expiration ol any arplu. able tt-ilix.-tiott5 tut' any frown thr Transfer Agrril 25 1 4,1101t 7 Ariondrneni firi I a Wig mew bylaw.% may 1Fie arnsmtied nr rrpraled. and new bylavei agiortielk, thic. hart of Dirirction The 6404.-kholders. rn titled h votr, hiCrweVeir relaizI the right to 444210 Additaoir141 byloeva. and way &mold or itTitial bylaw whether or n adopt b them. fitrmazorrikr iI imikrouzilw Left Biarli 26 27 ARTICLE VI Section 6.1 Records. The Corprration shall keep a Mock ledgerr, a list of ilorkholders and istbiet hooka and records as may be required to run the Corporatim 11wSecretary shall hive the duty to record the proceedings of the inrortings of the stockholders, the Board of Directors and any committeesui a book to be Iwo for that purpose_ sel: bnri 6..2 i oral of Records Any re...MU Makil4illfled. by the COITICIrsiltiOn in the regular mom cif i, bwianork inrludingd stuck liedgerr. book! .01.m:count and minut32 hooka, may he kept firirt7r lie in the form of. o_Finpubm- divrAr rrig;nrlii tape. photngraphm. or arty {Alter atiorma non ii1xxrage devlx.r. rtueided theft the rer-ords so kept rant vouverkeri ink' dearly Irsi]Ple Itirm within a rew-LitLele time The Corpmation shall so convert am( records s.ki kept upon the request of any person entitiftl to inspect the sune. ARTICLE Ill MiiiCt Liana011i Sertiall Ti Fiscal Year, The fiscal yea: of the Corporation -41411 br detrirriiried hte Icasmi 'or h. Section 7 Z Seal. The Corporation may have a corporate teal whkh 'hall have the name 01 the Corptiratilin from-Iva thereon and shall b mmoil form ,171. ni he Jprreieirqj f tlake 1 Mine b'. the Etoard01 Dkrectors The corporate 91%4 uglid 1 causing it LW ai tacmffkile thereof to be impressed or affixed or in anY °thin manner reproduced. igivik2n, 73_ Waver erif Nrrilee of kleelinp aif Stockholders, Di rectors and cool m wee., WI-inn/Nei ni ?Lice ii required kt be Overt by .1.1% .3.r Untie! any provision 01 die certificate of incorporation or thme bylaws. a written waeL.er sagned by the person titled hi no r, whether before or after the time gated tlw rein. 5h411 deenrkil.$ equivalent of not'. r Attendance off a peeson al A rriLieLin.g shall confra Cute a Wad Vet L notice of Rich rneetingr r...kcerrt when the periort A fikieting for the express. purpose of objectiits. at the brginrung, of the meeting,, to the transaction of acw Ewtaubt. the meeting is not lawfully called or convened. Ncither the FoLLN.irkiw to be transacka at. nor the putpaw et any regular ur ispecial 'meting of the 541..1- WM Of rrieMbEr8 of a cornmiltec Lit JinrCiOril need be hpeciiiild written waiver 01 notice unless required in the certificate of inctirporation ur il.r bylaws. 28 Section 7.4 Lritirrestrt1 Ditrotorti: Quorum_ No contra. t or tr.:Lusa...lion Eirtivi,en the Corporation and ow os more of its directors or between the Corporation and any other Corporauon final Or ABSOCiallOrl 111 vdildh one or More of its direction are directs:es. or have a financial interest shall be void or voidable solely for this reason, or 44 Orly because director or directors ire milord. at the meeting ol Ole Board LA DitectorsQrf catrimAtLie thereof which alatharizesr appegoat Or rates the CeintraCt or trantartiora, OT bettalrlit hill LW liner tAT Breese 'M ir% Are counted JOT such purrose. it r I} the rnaseriad fads as to his or her relationship or interest and as to the contract or transaction di@ fay disKlosed or are known 10 the Board of Directors or the manner and the Board c Directors or committee autfu..triz,..s.. approves or ratifies the ronixaci Lit train&action good faith authorizes the contract or transaction hy the affirmative %mom of a maiority of the disinterested LiErrtiors, even though thr titainlifresind directors be lepa than a quorum, or (2,1 the material tam ar to hti or her relationship or interest and mile RP the CiNktrik.1 or trEamaLtion are fully d [cried or are known to the ttoukholdeni and soi:h commie or transactan y a proved by the 963C'lkhOldill.in good faith hw vote al the ctcrIchoiderx (-Fr (3) the.rontract or rransahliork is lair RA WI the Corporation as of the time it is authorized, approved or ratified. by the Board of Directors. a committee thereot or the aturkholdrrii. Crayon or intrreNtrd &rectum maw tie mulled in dc.terrniniris the pro-wnreatil a litionsin at a rermi+ng of thew Bond af Dime-tors nr of ccirrirmitlre whi ch akithuriztis the contrect or trzkra.aclidiri Sevtin 73 Endemnkfication The Corporation shall hive ihe power to indemnify to the full extent permitted by lave en!, per made or threatened to be rmadi, a party to any action, suit or proceeding. wiikther cI cnminal, ,igiministrative ar invritiga tive, by reason of 11w tact that such person or such person's testator or inmate is or was a directctr, officer or einpkriree (4 the Corporation serves or seared it the request otr the Corporation as a director. officer. ernFsklyre kir agent of another mite-FL-me F x pwrisi.-,. iii lr�dltrg atiosineyh' fem. erotirred try any soak person Lit defendirg agalrko such action. suit or proceeding may be paid in advarce o the Caul disposition of such action, suit or prucioniirt8 tl• theCourrolatium upon receipt by A of an undertAking of such Fortson to, ri-pay such exprrocis if A ,.hall he olbrnately determined that FRI& h pr y Li not t-rititird 10 be trkiernnified by thr Corporation. For purpneit 04 this Sevtion 11w term "Coriwiri*.mt" tali tidy Arty pecaneriaelgiOr oil the Corp:cation and an}' constituent Corporation absorbed by the Carpocation in cuoaallidation ur trlic-rKrr; thr WPM ''other enterpnsel shall include any corliciration. parinevihtp, point vrriture. cPr ranplowcr benefit phut sereice 'al the molt of Ow Corporal ion- xhAII ind Lair wt1cil:€"1 a* a director. office,. Of ilfplOyir ai the Corporation. which UnpusidN duties urn, u Envotimi licrrviors by, laud% Llireckir, olficer crr renployer with reiruct gut employee hnefit ply its participants or k•eprfpri.iiies: .any excim taxes avirgiri.1 on a remo n with respect to MI 11116o)wi tiwrivifit curt .9hall ke dcs-mcid to be is-rim-minable ex rivnimi: and 44:64 n by a rwrsain with rr-AriNi 4.11 employer. benefit run Inch person reasonaNte Itetivv4m. to be in the intcrest of the parbriparit5 and Imneliciarie, a mach plan sL,al.l bt ..reined to be action rot opposed to the best triteresm of the Corporation 29 ADOIMON Of BYLAWS B SOU 1.:SAJL) 'WORM UR OF Allis Motor Vehicles Inc The uriderigigrard., wile incorporator oi Adis. Marry Ve-mde5 irec.. a DelAware corporahoirl the 41Cori.,...eatiorr),. bweby irtz. ihr aittiK.hipd bylaws. a5 the bylaws ot the Corporation, Euvuted as pi December 6„. 2017 By. Mirk Hanchett SAL, trorm-poratrif 30 CERTIFICATE BY 5F-CKFT Are Oi; ADOPTION OF BYLAWS W F INCORPORATOR OF Allis 'idol= Wilkie's Iite The undersigned,. Mirk FiAr4:14m. Bs Secretary DI Adis Maw W hicle• Inc a Drilamiarerorporation (the "Corpora rintl'). herd cerafiff, the attached document mai ilrfd complete copy a the bY. law% of the CorpxdUoin and that Turh Ilirlawg were duly adopted by the person appuantpil ii the certificate of tworrilration, to at al the Me incorporator of the forpwatiar. kin the dap set forth below iN wrrNvis WHFREOF, the undersigned ham rxeciatpc1 thj5 cerlificorke dis Doceredw 3,117 _ - Mark liatrIchett ret,ari. 31 At-TIC": NY UNANIMOUS VilitTITTN ("ON '11714TT TN LJEI.: Of ORGANIZATIONAL MEETING n ThF 130/0(.1) OF DIRIECITIRS Molar Vehicles ler, Delawart. ciprr iratxm Th e unktersigried, cvedititutialg all a the members of the Kurd cif dirrctori (Ow of ALLIS .?...1040‘ Vaticleil.riae, A Doelave Mil corparahon corpcmaikIn), in ijek.i of balding a ineettns of the Mud, ha-My!: r..1 'M eat ittl the trikl.ng of the actions set rorth hrtlein. And thr erprovel and ich-rpirrrPn of the lollovring resolutions by this unanimous written gx.insent ("Mitten Conceal") pLumaink lo Spotion 141 of the Delaware General CarpricatiCill LBW and the Bylaws of the Corporation: Certifk.ate of Incorporation RFSOLVIitir tiwt thx. Certificate of Incorporation of the Corporation liled with the Delaware Secretary of State hereby is adopted- ratified and affirmed in all respects. RESOLVED FURTHER.. that the &Acrelarf of the Corporation b authorized ariJ directed to inert 3 oertifted copy of the Certificate of Inicorrikm alio], 131 the Corporatm pm' .5. SxC lauaraie. Rai D. that the officers of the Carpffration are heTieti,. outhorired to issue ark] alums of common ilk the Corputatkun. SOON par lialPae (the 'Sharps'}. which the Board hereby determines 1331 l thi. fair market value ri4 the Corporation's common mod as of the date her 10 oach person named below (the ''Skx..kholderl„ Ii the amouril3 specified apposite each name in exchange for cash or contributed property as follows: Name 445RO-hi** VIArk. I lam ]serf riwaggf of Shares -rota huchase hicel$1 10,01:113,11:10 SG UAW. OD E..9OLVF.D FVFETBER. that thy tiehird herebo. wirlFrilltriel that the consideration to herei.xived for the above-crientiarkeil Shares iy adequate for the Corporsisorl% purposm and that the sale and insuarce oi the Slhares bc• each Of the alkete-narne‘i penicei shall be conditioned upon receipt by the Corporation of the purchase pr ee ttif iadd Sham ate a anal mixes of aril grim:041W docutri,rtitatico requard bar Curpyrition. RESOLVED FLTRII-ILII, that upon the issuance ana.1 side in accordance with the foregoing nihulistiona.„ reach Sharps be validly hilly paid and nowassessable shame, of common xtmli of the Curporatnm. 32 RMOLVED FURTHER, that the olticem of the Coepurstion are herehlr authoirx.4.1 and directed- for and on behalf of dive Corporatkpn, (IM .1 all actions rieveNsdry to comply with applicable law, with rortri to ter talc ii d imuance of the Shares. (ii) to thereafter PXOCL112 aim delliVerusbehalf of rheforroration, pursuant ix, the authorization allover share certificates representrn4 the Stuires get forth abover and (10) t lake any such otlwr ti Of I ,36. they may dem necessary or appeopelaw to (arry out the issuance a the Shares arid intent oil these fellOiirburim.. iiitdoi cif ritiKers RE5OLVED. that the following tridr,iduals are heretPy elected to serve in the office§ of the Corpogabon net iorth opposite their names until their i.luctrmikir. an- duly erm6Clird Arid praidilimo, L,r thoir wpirlier death, resignation or removal: Ir�u.'1c�ll Mark Hanchett Treaeaurer: Mark 1-lancliert .retary.. Mark 1~ irincheit Clief Executive Officer: Mark liarichett Corporate Rei:ords durod MimiltL thoolk RESOLVED, that thre i the Corrcxratiaft are hereby- alit irlr���! anti abW itrdtciprirtru re all corporate books, hooks of &imam. and Bock 1v5oli_i% that may tic required try. thv laws of Delaware Exr 431 any fortiori irurbtiliction ii rirtimch the Corporation 'Mali do tau sir or which may be neiCeOralry Orr apprOpriate if% el mriection with the business or IN] corporirbuit RESOLVED FURTHER., that thr oitiorrs of the Corporation are authorized Lind dleeLied to rnatiltain a minute bw coniaining thei Certificate of Irk., irroiration drc. jilvd with and certified 1r the &Ike a the Delaware Secretary of Stile and as may tie Errw-rded firFrn riffle to tune. as klaws and any al:BErstictientA theretu, land the rilmulm 01 Ary and all meeting" arid actions of the Boma. guard corricrnitie and the CurprIraiticirrs ILI-ILitirlers. together with %Le h eithg4-' drocunserits„ itullud Lag ads Written Cow as the Corporation, the bard or the Ccorporatiores stockholder! cloth from time to tip* direct and to MUM' that an up to date copy is also kept at the principled executive office ;if the Corporatiicrn (ars cle5igniated below 33 Mfir wittiat_O ikaporius in. InLorwratur RESOLVED, that the Action by Written ConAent of the Sole incorporator dated DerEmber El. I. Arid all di_ hUllft• LLAMA hy the CiAroratioriS sole knooporaior, LOVIZOCiel_Cd1:11, Ltki it aterrIS. earinectieet With the formation of the Corporiticri ate herebv in all rES-peds arprETYed, Jellified and affirmed for and on behalf of the Cormiation. Arwival ACCOkultins. Penoa RESOLVED.. that until otlherwi5e deterrnino.1 tty the ElPord ate fiscal !Pea of the Crwrgiratiikril.hall end. on Do. timber 7,1 /inn!' Jral. E.xtcc1.3:3 VI (Vice RESOLVED, 'Mile dot rhkrirpal oak-Wive office af the Corporaticti shall be located at 723V East Posed. Ave., Mess Arvon4 F6212. hunk Arckniritg. RESOLVED., that the offickm 01 the Commotion are hereby authorized and dire to establish, maintain and close one or more ag..ozrunts lit the mane of the Corporation tor thr funds of thr Corroratim with any frderaily insured hank An iss.ponsory: h cause It be derimitft .., tram tune hi Eire, 111 Sakai. SuLh tunas. 0i thr CurouratIEWL All mach rrftker deerrm ritvehmry or Advimibler Arid iiesiiphiker. [flange or revoke. thi• degi.gria hum from trait to tuner of the ortvorc or takers i agent un- df ihe Corptirairii in authorized to make Ruch depLxiit- and hi 4ign or countersign dull.% draft-9 oit other ordeal= for Nirrionf of money issued in the named dry Corpurofion noir* my funds tlerusited in Any Of milli irX.Ourkhl.; hi) make such ndbis and regulations with reFrecr re si.wh act-mum ais irurh nificrm kirmn ricvmaaity. car aqiiemabler anti ki cortirsiqtr, f-treii re and del im any iimumentt as hanks and similar firiani, Lai mats of customarily require to Establish any such account and to exercise the authority granwl by this resolution including, bin not limited tor icustcanary silk-nature card forms and form banking resolutions. REFJOINED FURTHER., tisk all form relautifirti. n•quired by ony %IX 11 i„lercligilefril, if Any,. Eirt otkirttid SRI& farm Iliged by such depository .E1.. this Board, And that the Secretary is audbanzed to certify such resolutions as having been aclio,pted try the %old and directed t in a curl 4.71 any such forrn rem.ilunons m the minute kw& of Corp ration 34 RESOLVED FURTHER., that any such depository to which a certified copy of Obese riaclutionh Lis been debveled, b% the Secret:NIT o the Corporation is entitled to refr lawn mach tesolutions for all purposes until it shall hare received writam reatk:e toirocation or airrwaLimen t or the rerpol unions, a& adopted It the Board. ()twilit-kat:ion to do Dunnesib RECIPLVELII, alai the officers of the Corporation are hereby authqirized and difeCted int' and ark Mid& of the Convrition to take such action a* they may derrn necessary or advisable to eilect the quallfLation t the Cu It to do limminerAs as a foretsnceeporabon in. th stabe that ihr cilticrr% rimy determine to Ix necessary or appropriate. cc to withdraw froth or turn-nu-41T the CurircifiliWN quallificabon to de business in any such stair RESOLVED FURTHER, that any re olutions whiLli ii oLv‘ristion with the foregoing shall be certified by the Secretari- of the Corporation as having bin adorh,d by the &mid pu.nrimani thts Wrilien COCISent 5klil I lvde 4.11AVVIIt4.1 paiNuAtit tar Una Written Consent with the Wile force t 10.1 tf prel*ented 13.1 the & d. and adopted thereby on the date of this Watt i Carder* Sad 44441 be anchided in the minute book of the Caput-awn. Payment of Expets.:s RIZOLVED. that the officers of the Corporation are hrfreby autkorized and directed to pay di tip-mre.•. .4 the incorporation arid organLzation al the Corporation,. Including reiribittnitig any person for such porbor(o bovrifiable expel-deli therefor. AsniALT: NvsLerssaidrakigmig RESOLVED, that HARVARD BUSINESS SERVICES. INC shall be appointed the Corporahons agent for service of procimi in Delaware_ 35 5Libehapter 5 Scetinn MOLIttr) that the Corpnration &ha elect ill. Iv treated al. a -mina hwaness au-potation" for income tax pixrpos under Suk. lidpfer S of chapter 7 of me intrinei Revenue Code of liAtcanii neder the parallel provisions of the Woo, of the state of Darwin al vi that the alfrerS of the Corporation are hereby authi3nzed and directed to ournplete* and ale uir %awe bzi. he filed an ELM-Lien try a Small PmLikriefii. CO•runition with &AO fritPrn41 Revenue &nrirke pursuant *Section 136.24a) of the internat Roderrue C ode and obtain the written consent c eck:n stockholder of the Corporation to suc.b. S election and file such ct nmini. at the male time as the Election h a Small ausinewN Corporatton. or within an extended pedipd {111 time as may be granted by thl, internal Revenue Service. thgrizaticT of turtt'Per Acroorm RESOLVED. that the off IL er% 1.4 the Cts-prriation aze, arid lead, 0:1 them hiffeb!,. authorritoid, empowered and dm., tell, for and ININali of the Corpordtkpn„ to rxrcu lr all documents and h Like edi further apt ms thin, may den necessary, oppropriatr 4,51 d isable to effect the purposes et each of the form:4m molutiens. RESOLVED, that any and al] aCtiCIM talon by any ofilortr tit the were en arrutr_ictiort tt.h the matters contemplated by the foregoing rcmilutiorei arr hrttive applurved. ratified %cud cor d in all riNNets 4,4 lull r as itMidi isms had tven presented to the 'Board for approval M ar 1z Inadi acting* (wing taken. rN WITNESS WHEREOF'. tech of the lunar-gig:Da belav au the damck3rri of the Corporabon, has eseciAmd this Wriften Content .11% the date set 100 below Date- Deoecriber 6, 2017 1)1110, Mark Hanclurtt 36 EXHIBIT B W RM STD( IC CM-MU-ATE STOCK CERTIFICATE tIm U Im carlis IMP PM MOM Ot NAMCP+0+011 # 1211i WNW IOWA lg. =MI CONN Cm OP pi lit Them Mel MAN MOIR PLUS I 37 Delaware The First Stale Jr_re RN If V. d ur_r..daic SEMIAV.PUR T CV. TALTA w TALE stita' N-LA Pe.a.ICE .1:10 isziera r CJDS Y I FT tpLta.1 s ire XV. vzs_tc.L.Es 2s,c'_ r z s outa- .1 el =Ey a2cA-rx.Er MULLER LELE i- N o. fff.RT.E Oi uncautAir_r. AND s ZIP azetti .r NL Ai .1:r+S A cO.Hx-doul. rx-ra CZ so- rap As mix .14:deaseba dile 3ra 2 c1Yii z Atroi4 rear r rizArrr - r .n oxim c•ar ArA..t.L., A_ b_ 2 Aram. t tip dial-re .rox-rerre 1r ram Aumarra+u. wox rs 2UGWS Mix "I LAD 245 BA A? t as rttp_r_is r .rt4r112JCAt ra t Yxr sAsti rz..r5 eft: re_V4 C.r..Wr INC . f LIYCO.IEP °FAXED G151 riy.r PLC r rn air Or Ahonezeeann A . LO. wait 2 a la da mn Y .rux-rame criu-r.r tax armknimm rs 2•A..r.z MEEK PALE .17 tea .Ss4 Tr _ 3:*53c. L3 DC. itherrlive-lia ri 2CC 2 C•Co 3 S 5:t 2.122 31XbEd Gene: 04-Z1-2C nre ro-rki Ha _ 1c1 -.r-- min yra. Arlo Jo I IMITA 38